WPCG                         NEWMAN DRENNEN & STONE, LLC
                             Temple-Bowron House
                              1507 Pine Street
                           Boulder, Colorado 80302

                         Telephone:  (303) 449-2100
                         Telecopier: (303) 449-1045


                               March 12, 1999

Cell Robotics International, Inc.
2715 Broadbent Parkway, N.E.
Albuquerque, New Mexico  87107

     Re:  S.E.C. Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Cell Robotics International, Inc.(the "Company") in connection with a Registration Statement to be filedwith the United Stated Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, covering the registration of an aggregate of 600,000 shares of the Company's $.004 par value common stock (the "Common Stock") which may be issued to Ronald K. Lohrding and to RCG Capital Markets Group, Inc. pursuant to Certificates for Common Stock Options.

     In connection with such representation of the Company, we have examined such corporate records, and have made such inquiry of government officials and Company officials and have made such examination of the law as we deemed appropriate in connection with delivering this opinion.

     Based upon the foregoing, we are of the opinion as follows:

     1. The Company has been duly incorporated and organized under the laws of the State of Colorado and is validly existing as a corporation in good standing under the laws of that state.

     2. The Company's authorized capital consists of 12,500,000 shares of $.004 par value Common Stock and 2,500,000 shares of $.04 par value Preferred Stock.

     3. The 600,000 shares of the Company's common stock proposed to be issued pursuant to the Certificates for Common Stock Options (the
"Certificates") shall upon the exercise of such Options, as more fully described in the Registration Statement, be duly and validly authorized, legally issued, fully paid and nonassessable.

                              Sincerely,


                              /s/ Nathan L. Stone
                              ----------------------
                              Nathan L. Stone

NLS:gg